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                                                                     EXHIBIT 5.2


   BOSTON                     Latham & Watkins                    NEW YORK
  BRUSSELS                    ATTORNEYS AT LAW                NORTHERN VIRGINIA
  CHICAGO                        www.lw.com                     ORANGE COUNTY
 FRANKFURT                                                          PARIS
  HAMBURG                     ----------------                    SAN DIEGO
 HONG KONG                                                      SAN FRANCISCO
   LONDON                                                      SILICON VALLEY
LOS ANGELES                                                       SINGAPORE
   MOSCOW                                                           TOKYO
 NEW JERSEY                                                    WASHINGTON, D.C.

                                 April 24, 2002


AMB Property Corporation
AMB Property, L.P.
Pier 1, Bay 1
San Francisco, California 94111

               Re: $400,000,000 Aggregate Offering Price of Medium-Term Notes of AMB Property, L.P.

Ladies and Gentlemen:

     In connection with the registration of $400,000,000 aggregate principal amount of Medium-Term Notes (the "Securities") by AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership"), and the guarantees of the Securities (the "Guarantees") by AMB Property Corporation, a Maryland corporation (the "Guarantor"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on April 24, 2002 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities will be issued under that certain Indenture dated as of June 30, 1998 among the Operating Partnership, the Guarantor and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of June 30, 1998, the Second Supplemental Indenture dated as of June 30, 1998, the Third Supplemental Indenture dated as of June 30, 1998 and the Fourth Supplemental Indenture dated as of August 15, 2000, and as will be further supplemented by the Fifth Supplemental Indenture in connection with the issuance of the Securities (the "Indenture").

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Operating Partnership and the Guarantor in connection with the authorization and issuance of the Securities and the Guarantees, respectively, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


--------------------------------------------------------------------------------
    505 Montgomery Street, Suite 1900 o San Francisco, California 94111-2562
                 TELEPHONE: (415) 391-0600 o FAX: (415) 395-8095


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Latham & Watkins
April 24, 2002
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     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

     1. Assuming due authorization, execution and delivery of the Indenture by the Operating Partnership and due authorization of the Securities by all necessary partnership action of the Operating Partnership, when the remaining terms of the Securities are determined by the Operating Partnership, and when the Securities are executed, authenticated and delivered in accordance with the terms of the Indenture upon payment therefor, the Securities will constitute legally valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.

     2. Assuming due authorization, execution and delivery of the Indenture by the Operating Partnership and the Guarantor, due authorization of the Securities by all necessary partnership action of the Operating Partnership and due authorization of the Guarantees by all necessary corporate action of the Guarantor, when the remaining terms of the Securities are determined by the Operating Partnership, and when the Securities and the Guarantees are executed in accordance with the terms of the Indenture, and upon due execution, authentication and delivery of the Securities in accordance with the terms of the Indenture upon payment therefor, the Guarantees will constitute the legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms.

     The opinions rendered in paragraphs 1 and 2 relating to the enforceability of the Securities and the Guarantees, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

     We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Guarantor under the Indenture and the Securities or the Guarantor under the Indenture or the Guarantee of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

     We assume for purposes of this opinion that (i) the Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State


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Latham & Watkins
April 24, 2002
Page 3


of Delaware, with full power and authority to execute, deliver and perform its obligations under the Securities and the Indenture, and (ii) the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to execute, deliver and perform its obligations under the Guarantees and the Indenture.

     To the extent that the obligations of the Operating Partnership and the Guarantor under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                     Very truly yours,

                                     /s/ Latham & Watkins